EXHIBIT 10.1

Private Securities Purchase Agreement

Among

The Sellers Listed on Annex A And
Kayode Aladesuyi, as Buyer
Relating to 7,029,950 shares of Common Stock Of
East Coast Diversified Corporation
December 18, 2009

Private Securities Purchase Agreement

This Securities Purchase Agreement (this "Agreement") is dated as of December 18, 2009, by and among: (i) the sellers listed on Annex A hereto (collectively the "Sellers"); and (ii) Kayode Aladesuyi (the "Buyer"), Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As used in this Agreement, the term "Parties" means Sellers and Buyer.

WHEREAS, Sellers owns of record and beneficially an aggregate of 7,029,950 shares of Common Stock, par value $0,001 per share ("Common Stock") of East Coast Diversified Corporation, a Nevada corporation (the "Company"), and Sellers wishes to sell and transfer to Buyer 7,029,950 shares of Sellers' shares of Common Stock ("Sellers' Shares") for the sum of Three Hundred Thousand ($300,000) Dollars (the "Purchase Price") upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, Buyer wishes to purchase from Sellers the Sellers' Shares for the Purchase Price upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the purchase and sale of the Shares is to take place at an initial closing date (the "Initial Closing") to be held on December 18, 2009; and

WHEREAS, upon the payment by Buyer of the remaining Two Hundred Thousand ($200,000) Dollars in full payment of the Purchase Price ("Final Payment"), evidenced by a promissory note in the form attached hereto as Exhibit 1. (the "Note"), which shall be due and payable seventy-five (75) days from the date first set forth above (the "Final Closing Date") Seller has agreed to: (i) deliver certificates evidencing Sellers' Shares; and

WHEREAS, the Parties acknowledge and agree that there shall be executed a separate share exchange agreement ("Share Exchange Agreement") by and between the Company and HarthSearch Communications International Inc., with offices located at 120 Interstate North Parkway, Suite 445, Atlanta, GA 30139: and

WHEREAS, the Parties agree that Buyer will have no beneficial rights, including voting rights, with respect to Sellers' Shares until the payment in full of the Purchase Price; and

WHEREAS, the Parties acknowledge and agree that Frank Rovito, a Seller, shall remain on the Company's board of directors until the Final Closing, and that prior to the Final Closing, the Company shall not issue any shares of its common stock or any securities convertible into its common stock without the unanimous consent of the board of directors.

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NOW THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the adequacy and legal sufficiency of which are hereby acknowledged, the Parties hereby agree as follows;

ARTICLE 1
THE INITIAL CLOSING

1.1  The Initial Closing; Payment of the initial Payment toward Purchase Price
(a) The Initial Closing will take place on December 18, 2009; and

(b) At the Initial Closing, Buyer shall pay the Initial Payment of One hundred Thousand ($100,000) Dollars by wire transfer of immediately available funds pursuant to the wire transfer instructions set forth on Annex 1.1(c): and

(c) At the Initial Closing, Buyer shall designate one or more persons to be appointed the Company's board of directors and the Company's present, board of directors shall appoint such designees as directors).

ARTICLE 2
THE FINALCLOSING

2.1  The Final Closing; Payment of the Final Payment.
(a) The Final Closing will take place seventy-five (75) days from the date first set forth above (the "Final Closing Date").

(b) At the Final Closing Date, Sellers shall deliver or cause to be delivered to Buyer (i) certificates evidencing Sellers' Shares together with medallion guaranteed stock powers, and (it) a list of stockholders of the Company.

(c) At the Final Closing Date, Buyer shall pay the Final Payment to pay in full the Purchase Price by wire transfer of immediately available funds pursuant to the wire transfer of immediately available funds pursuant to wire instructions set forth on Annex 1.1(c).

(d) At the Final Closing Date, Frank Rovito shall resign as a director of the Company,

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers hereby represent and Warrants to Buyer as follows:

3.1 Corporate Organization, etc., The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.

3.2 Capitalization. The authorized capital securities of the Company consists of 74.000,000 shares of Common Stock, par value $0,001, of which 7,260,639 shares of Common Stock are outstanding, and 1,000,000 shares of Preferred Stock, par value $0,001, none of which are outstanding as of the date of this Agreement. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of preemptive rights. There are no other equity securities of Company outstanding or any securities convertible into or exchangeable for such interests, securities or rights.

3.3 Authorization.  Sellers have all requisite power and authority to enter into, execute, deliver, and perform its obligations and to cause the Company to perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Sellers and is the valid and binding legal obligation of Sellers enforceable against Sellers in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

3.4 Non-Contravention. Neither the execution, delivery nor performance of this Agreement nor the combination of the transactions contemplated hereby or thereby will violate, contravene-or be in conflict with any provision of the certificate of incorporation or by-laws of the Company.

3.5 Consents and Approvals. No consent, approval, order or authorization of or from, or registration, notification declaration or filing with any individual or entity is required in connection with the execution, delivery or performance of this Agreement by Sellers or the consummation by Sellers and the Company of the transactions contemplated herein.

3.6 Commission Filings; Financial Statements.  (a)  Company has made available to the Buyer accurate and complete copies (including copies of each report filed by the Company with the Securities and Exchange Commission (hereinafter the "SEC" or "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, "Exchange Act Reports"). None of the Company's Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements contained in the Company's Exchange Act Reports: (i) complied as to form in all material respects with the published rules and regulations of the Commission applicable thereto: (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly present, in all material respects, the consolidated financial position of Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

3.7 Absence of Undisclosed Liabilities. The Company does not have any liabilities, obligations or claims of any kind whatsoever, ("Liabilities"), other than Liabilities that are fully reflected nr reserved for in the balance sheet as at October 31, 2009 (the "Balance Sheet") included in the Company's Form 10-Q filed with the Commission.

3.8 No Liabilities.  The Company does not have any Liabilities, except for those which will be paid and discharged at the Closing Date.

3.9 No Assets. As of the Closing Date, the Company will not have any assets ("Assets") or operations of any kind.

3.10 Litigation. There is no legal, administrative, arbitration, or other proceeding, suit claim or action of any nature or investigation, review or audit of any kind, or any judgment decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of Sellers, threatened or contemplated by or against or involving the Company.

3.11 No Broker or Finder. Other than as set forth in Annex 2A L neither the Company nor the Sellers have employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to Sellers for any such fee or commission to be claimed by any person or entity.

3.12 Compliance with Law; Permits and Other Operating Rights. The Company is and has been in compliance in all respects with all laws applicable to the Company's business and operations.

3.13 Books and Records,  Books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the directors and officers of the Company. At the Closing, all of those books and records will be in the possession of Company and delivered to or upon the direction of Buyer.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as follows:

4.1. Authorization and Power. Buyer has all power and authority to enter into this Agreement and to carry out the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

4.2 Non-Contravention, Neither the execution, delivery nor performance of this Agreement and each other transaction document nor the consummation of the transactions contemplated hereby or thereby will

(a) be in conflict with, or constitute a default however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under any agreement to which Buyer is a party: or

(b) violate any law.

4.3 Consents and Approvals. No consent is required by any person or entity in connection with the execution, delivery and performance by Buyer, or the consummation of the transactions contemplated herein.

4.4 Litigation.   There is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigative review or audit of any kind, any judgment decree, decision, injunction, writ or order pending, noticed, scheduled, or. to the knowledge of Buyer, threatened or contemplated by or against or involving Buyer, his assets, properties or business, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the Parties hereto pursuant to the transactions contemplated herein.

4.5 No Broker or Finder. Other than as set forth in Annex 3.5, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Company in connection with the Transaction based upon arrangements made by or on behalf of Buyer.

4.6 Accredited Investor Status. Buyer is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Commission under the Securities Act.

4.7 Access to Company Information. Buyer has had the opportunity to examine the Company's Exchange Act Reports and to obtain additional information concerning the Company from Seller.

4.8 Restricted Securities. Buyer understands that the certificates representing the Sellers" Share' will bear.

4.9 No Buyer's Registration Rights. Buyer does not have any agreement written or oral with the Company with respect to the registration under the Securities Act of the Seller' Shares or any portion thereof

ARTICLE 5
COVENANTS OF THE PARTIES

5.1 Conduct of Business. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date. Sellers will cause the Company to conduct its business and operations according to its ordinary and usual course of business consistent with past practices. Without limiting the generality of the foregoing, prior to the Closing Date, without the prior written consent of Buyer, not to be unreasonably delayed. Sellers will cause the Company not to:

(a) amend its certificate of incorporation or bylaws;

(b) issue, sell deliver or pledge or authorize or propose the issuance, sale, delivery or pledge of shares of Common Stock of the Company;

(c) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any-additional Liabilities;

(d) enter into other material agreements, commitments or contracts; or

(e) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

5.2 Full Access. Throughout the period prior to the Closing Date Seller will afford to Buyer reasonable access to the books and records of the Company in order that Buyer may have full opportunity to make such investigations as he w ill desire to make of the affairs of the Company.

5.3 Confidentiality. Each of the Parties hereto agrees that he will not sue, or permit of any of  the information relating to any other party hereto furnished to him in connection with the transactions contemplated herein ("Information") in a manner or for a purpose detrimental to such other Party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "Disclose"), or permit the disclosure of, any of the information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and, other authorized representatives and agents, except: (i) that the Company may file a Current Report on Form 8-K and other required filings with the Commission; and (ii) as may be required in judicial or administrative process or in the opinion of such Party's counsel by other requirements of law; provided however, that prior to am Disclosure of any information permitted hereunder, the disclosing Party will first obtain the recipients undertaking to comply with the provisions of this Section with respect to such information.

5.4 Filings; Consents; Removal of Objections. Subject to the terms of this Agreement each of the Parties shall take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all consents of any person or entity, whether private governmental, required in connection with the consummation of the transactions contemplated herein, in furtherance, and not in limitation of the foregoing, it is the intent of the Parties to consummate the transaction at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation(i) the removal of satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

5.5 Further Assurances; Cooperation; Notification, (a) Each of the Parties will, before, at and after (closing, execute and deliver such instruments and all such other actions as the other Party may reasonably require in order to carry out the intent of this Agreement, (b) At all times from the date hereof until the Closing, each of the Parties will promptly notify the other in writing of the occurrence of any event which he reasonably believes will or may result in a failure by such Party to satisfy the conditions specified in this Article 5.

5.6 Public Announcements. None of the Parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other Party, which consent will nor be unreasonably withheld or delayed; provided, however, that either of the Parties hereto may at any time make any announcements that are required by applicable law so long as the Party so required to make an announcement promptly upon learning of such requirement notifies the other Party of such requirement and discusses with the other Party in good faith the exact proposed wording of any such announcement.

5.7 Satisfaction of Conditions Precedent. Each Party will use commercially reasonable efforts to satisfy or  cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on his part in order to effect the transactions contemplated hereby.

5.8 Delivery of Stockholder List. Sellers will cause the Company to deliver to Buyer a list of the stockholders of record of the Company as of the most recent date that is in the Company's possession.

ARTICLE 6
CONDITIONS TO THE OBLIGATIONS OF BUYER

Notwithstanding any other provision of this Agreement to the contrary, the obligation of Buyer to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Buyer, of each of the following conditions:

6.1 Representations and Warranties True. The representations and warranties of Sellers and the Company contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing Date with respect to such date or period,

6.2 Performance. Sellers will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Sellers on or prior to the Closing.

6.3 Required Approvals and Consents, (a) All action required by Caw to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

(b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Buyer will have received copies thereof

6.4 Adverse Changes. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since October 31, 2009.

6.5 No Proceeding or Litigation, No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity' will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Buyer, individually or in the aggregate, otherwise have a material adverse effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement,

ARTICLE 7
CONDITIONS TO OBLIGATIONS OF SELLERS

Notwithstanding anything in this Agreement to the contrary, the obligation of Sellers to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing Date the following conditions:

7.1 Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closings with respect to such date or period;

7.2 Performance Buyer will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Buyer at or prior to the Closing Date.

7.3 Required Approvals and Consents. All action required by Law to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

7.4  Payments. Sellers will have received the a wire transfers in the full amount of the Purchase Price as provided hereinabove.

7.5 Adverse Changes. No material adverse change will have occurred in the ability of Buyer to perform its obligations under this Agreement.

7.6 No Proceeding or Litigation. No suit action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would in the reasonable judgment of Sellers, individually or in the aggregate, otherwise have a material adverse effect on Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

ARTICLE 8
TERMINATION AND ABANDONMENT

8.1 Termination In Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the unanimous written consent of the Parties.

8.2 Termination by Buyer. This Agreement may be terminated at any time prior to the Final Closing Date by Buyer if any of the conditions provided for in Article 3 have not been met or waived by Company in writing prior to the Final Closing Date; Notwithstanding the foregoing, the parties acknowledge that if the Note is not paid by the due date of the Note, or any extension that the Parties may agree to, then the Sellers' Shares shall be retained by the Sellers and the Buyer will forfeit the sum of One Hundred Thousand ($100,000) Dollars paid as the Initial Payment.

8.4 Termination by Seller. This Agreement may be terminated prior to the Closing Date by Seller if any of the conditions provided for in Article 4 have not been met or waived by Sellers in writing prior to such Final Closing Date or if Buyer does not fulfill his obligations under the Note.

8.5 Procedure and Effect of Termination. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by Buyer or Sellers pursuant to this Article 8, written notice thereof will be given to the other Party and this Agreement will terminate and the transactions contemplated hereby will be abandoned, without further action by the Parties hereto. If this Agreement is terminated as provided herein;

(a) Each Party will, upon request, redeliver all documents, work papers and other material of the other Party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof to the Party furnishing the same:

(b) No Party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such Party or any representative, agent, employee or independent contractor thereof; and

(c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

ARTICLE 9
MISCELLANEOUS PROVISIONS

9.1 Expenses, Buyer and Sellers will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby. Neither Buyer nor Sellers will charge any of his expenses to the Company or seek reimbursement from the Company for any of his expenses.

9.2 Survival The representations and warranties of the Parties shall survive the Closing for a period of one (1) year.

9.3 Amendment and Modification. Subject to applicable Law, this Agreement may be amended or modified by the Parties at any time with respect to any of the terms contained herein; provided, however, that all such amendments and modifications must be in writing duly executed by all of the Parties hereto.

9.4 Waiver of Compliance,Consents Any failure of a Party to comply with any obligation, covenant agreement or condition herein may be expressly waived in writing by the Party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of or estoppel with respect to, any subsequent or other  failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a Party, such consent will be given in writing in the same manner as for waivers of compliance,

9.5 No Third Party Beneficiaries.  Nothing in this Agreement will entitle any person or entity (other than a Party hereto and his respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

9.6  Notices. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid. by certified or registered mail return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other Parties hereto in writing in accordance with this subsection.

Attention: Aaron Goldstein
1475 W. Cypress Creek Road Suite 202
Ft. Lauderdale, FL 33309
Phone: 732-803-8000
Fax: 707-598-3635
Email: rjm@prqjectmiami.com

If to Buyer:

EarthSearch Communications International, Inc.
Attention: Kayode Aladesoyi
120 Interstate North Parkway, Suite 445
Atlanta. GA 30339
Telephone: 770-953-4184
Facsimile: 770-953-4184
E-Mail: kayalade@earthsearch.us

Or  to such other person or address as Buyer will furnish to Sellers in writing in accordance with this subsection.

9.7 Assignment. This Agreement and all of the provisions hereof will be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights. Interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by Seller without the prior written consent of Buyer.

9.8 Governing Law. This Agreement and the legal relations among the Parties hereto will be governed by and construed in accordance with the laws of the State of Florida (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect performance and remedies.

9.9 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

9.10 Facsimile and Scanned Execution. Receipt by either Party of a counterpart of this Agreement manually signed and then scanned electronically and E-mailed to the other Party or manually signed and then sent by facsimile transmission to the other Party shall for all purposes, be deemed to be an original counterpart with the same force and effect as the manually signed counterpart from which it was electronically reproduced.

9.11 Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

9.12 Entire Agreement This Agreement and the exhibits and other writings referred to in this Agreement or in any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the Parties hereto in respect of the transactions contemplated by  this Agreement and together they are referred to as this Agreement or the transactions contemplated hereby There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the transaction or transactions contemplated by this Agreement Provisions of this Agreement will be interpreted to  be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; provided, however, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

9.13 Definition of material adverse effect. "material adverse effect" with respect to a party means a means adverse change in or effect on the business, operations, financial condition properties, liabilities or prospects of that party taken as a whole, provided however, that a material adverse effect will not be deemed to include (i) changes as a result of the announcement of this Agreement or the transactions contemplated hereby, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

Sellers:

/s/ Aaron Goldstein
Aaron Goldstein

/s/ Frank Rovito
Frank Rovito

Green Energy Partners, LLC

/s/ Aaron Goldstein
Aaron Goldstein, Managing Member

Buyer:

/s/ Kayode Aladesuyi
Kayode Aladesuyi